Exhibit 99.1

National & Retail Trades and First Call

For release: February 8, 2007 at 8:30 AM (EST)

KOHL'S CORPORATION REPORTS JANUARY COMPARABLE STORE SALES
INCREASE OF 8.7 PERCENT

MENOMONEE FALLS, WI, -- (Business Wire) – February 8, 2007 -- Kohl’s Corporation (NYSE: KSS) reported today that sales for the five-week period ended February 3, 2007 increased 46.6 percent over the four-week period ended January 28, 2006. On a comparable four-week basis, comparable store sales increased 8.7 percent.

Fiscal January consists of five weeks this year, resulting in a 14-week fiscal quarter and a 53-week fiscal year.  To provide a better measure of the Company’s business trends, the reported comparable store sales results compare the period ended January 27, 2007 to the period ended January 28, 2006.

For the 14 weeks ended February 3, 2007, total sales increased 16.7 percent over the 13 weeks ended January 28, 2006.  On a comparable 13-week basis, comparable store sales increased 4.1 percent.

For the 53 weeks ended February 3, 2007, total sales increased 16.0 percent over the 52 weeks ended January 28, 2006.  Total sales in the fifty-third week were approximately $200 million.  On a comparable 52 week basis, comparable store sales increased 5.9 percent.

Larry Montgomery, Kohl’s chairman and chief executive officer, commented, “January’s sales results were driven by strong customer demand for cold-weather merchandise as well as redemptions of gift cards.  We are pleased with our sales performance for January as well as in fiscal 2006 and look forward to continuing our momentum into fiscal 2007.”

	Sales Summary
	($ in millions)
	Fiscal Period Ended		% Inc.	This Year
	February 3,	January 28,	All	Comp
	2007	2006	Stores	Stores

January	$ 991.6	$ 676.4	46.6%	8.7%
Fourth Quarter	$ 5,430.8	$ 4,651.9	16.7%	4.1%
Year-To-Date	$ 15,544.2	$ 13,402.2	16.0%	5.9%

On February 3, 2007, the Company operated 817 stores in 45 states, compared with 732 in 41 states at the same time last year.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message, which will be available for 36 hours (from 8:30 AM EST on Thursday, February 8 until 8:30 PM EST on Friday, February 9).  The dial-in number for the replay is (719) 457-0820 (Pass Code:  8118473).

Fourth Quarter Earnings Release

Kohl’s Corporation will release its fourth quarter earnings report on March 1, 2007 at 4:00 PM EST. A conference call is scheduled at 5:00 PM EST. Investors will have the opportunity to listen to the conference call by dialing (913) 905-3179 (Pass Code: 6593348) ten minutes prior to the start of the call.  A replay of the conference call will be accessible for 30 days, from 8 PM EST March 1 through midnight March 30, 2007, by dialing (719) 457-0820 (Pass Code: 6593348).

In addition, the call will be web cast live over the Internet through the Company’s web site located at http://www.kohls.com (see “Investor Relations” / “Calendar of Events”), or through Premiere Global’s web site at https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrcrxrddvwwzcd.  To listen to the call, please go to either web site at least 15 minutes early to register, download, and install any necessary audio software.  The web cast will be available for 30 days on both web sites.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464